Exhibit 23

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (File No. 333-102824) and in the Registration Statements on Form S-8 (File Nos. 2-67253, 2-98696, 33-18177, 2-82823, 33-36602, 33-36603, 333-9261, 333-32675, 33-57913, 333-60031, 333-60033, 333-83973, 333-42478, 333-65990, 333-97277, 333-107855, 333-107856, 333-109952 and 333-114803) of Wendy’s International, Inc. of our report dated March 31, 2005 relating to the financial statements, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in the 2005 Proxy Statement, which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated March 31, 2005 relating to the financial statement schedule, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Columbus, Ohio

March 31, 2005